UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 16, 2008
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State of other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(I.R.S. Employer Identification No.)

One CA Plaza
Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 16, 2008, CA, Inc. provided written notice to The New York Stock Exchange (the “NYSE”) that it expects to voluntarily cease trading on the NYSE, effective on or about April 25, 2008, and intends to transfer its listing to The Nasdaq Global Select Market (“Nasdaq”). CA Inc.’s shares of common stock have been approved for listing on Nasdaq and are expected to trade under the symbol “CA” effective on or about April 28, 2008.
A copy of CA’s press release related to the transfer of its listing from the NYSE to Nasdaq is attached to this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 16, 2008 relating to the transfer of CA’s listing from the NYSE to Nasdaq

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.
Date: April 16, 2008	By:	/s/ Kenneth V. Handal
Kenneth V. Handal,
Executive Vice President, Global Risk and Compliance, and Corporate Secretary